UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  February 10, 2011

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 5.07  Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of PURE Bioscience, as adjourned on January 19, 2011, was continued on February 10, 2011.  At the meeting of January 19, 2011, shareholders present had approved a motion presented by management to adjourn and reconvene the meeting solely to allow additional time to solicit proxies from shareholders who had not voted on the following proposal:

Proposal No. 3:
APPROVAL OF THE PRINCIPAL TERMS OF A CERTAIN AGREEMENT AND PLAN OF MERGER BETWEEN THE COMPANY AND A WHOLLY-OWNED DELAWARE SUBSIDIARY OF THE COMPANY BY WHICH WE WILL EFFECT THE REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE AND BY WHICH WE WILL INCREASE OUR AUTHORIZED COMMON STOCK TO 100,000,000 SHARES.

For more information on the proposal, refer to the Company’s proxy statement filed with the Securities and Exchange Commission on November 30, 2010, the relevant portions of which are incorporated herein by reference.

At the reconvened meeting of February 10, 2011, the result of the voting on Proposal No. 3 was as follows:

TOTAL SHARES OUTSTANDING AS OF THE RECORD DATE (DECEMBER 1, 2010)	37,057,082
TOTAL SHARES VOTED (PROPOSAL NO. 3)	24,452,388

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
SHARES VOTED	19,370,030	4,633,275	449,083	10,119,413
% OF VOTED	79.22%	18.95%	1.84%
% OF OUTSTANDING	52.27%	12.50%	1.21%

Approval of Proposal No. 3 requires a majority of total outstanding shares to vote in favor. 52.3% of the total outstanding shares voted for Proposal No. 3, and the proposal is therefore approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: February 11, 2011	By:	/s/ Andrew J. Buckland
Andrew J. Buckland
Chief Financial Officer